Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Scotts Company of our reports dated November 22, 2004 relating to the financial statement schedule, which appear in The Scotts Company’s Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
November 22, 2004